UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

MSD Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40290	98-1583537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 303-1650
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one warrant	MSDAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	MSDA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	MSDAW	The Nasdaq Stock Market LLC

Item 8.01. Other Events.

MSD Acquisition Corp. (the “Company”) (Nasdaq: MSDA), a special purpose acquisition company, today announced that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 (the “Public Shares”), effective as of the close of business on March 29, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333-253316), initially filed with the United States Securities and Exchange Commission (the “Commission”) on February 19, 2021, if the Company is unable to complete an initial business combination within 24 months of the Company’s initial public offering, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the Trust Account and not previously released to the Company to pay tax obligations, if any, less up to $100,000 of interest to pay dissolution expenses, divided by the number of the issued and Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Directors, liquidate and dissolve, subject in the case of the foregoing clauses (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors, and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the Public Shares will be approximately $10.22 (the “Redemption Amount”). The balance of the Trust Account as of March 13, 2023 was approximately $588,152,033.46, which includes approximately $13,152,033.46 in interest and dividend income (excess of cash over $575,000,000, the funds deposited into the Trust Account). In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

As of the close of business on March 29, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement warrants. After March 29, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the Commission in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

A copy of the letter to the stockholders from the Chief Executive Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter to the stockholders from the Chief Executive Officer of the Company, dated March 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSD ACQUISITION CORP.

Date: March 17, 2023	By:	/s/ John Cardoso
	Name:	John Cardoso
	Title:	Chief Financial Officer

[Signature Page to Form 8-K]

2